Kronos Bio Reports Recent Business Progress and First-Quarter 2023 Financial Results

Enrollment ongoing in expansion portion of Phase 1/2 KB-0742 study, with initial efficacy data expected in 2H 2023

Phase 1b/2 study of lanraplenib in combination with gilteritinib in FLT3-mutated AML on track to report recommended Phase 2 dose and initial data in Q4 2023 or Q1 2024

Katherine Vega Stultz and Roger Dansey, M.D., appointed to the Board of Directors

$241.3 million in cash, cash equivalents and investments as of March 31, 2023, providing expected cash runway into 2H 2025

SAN MATEO, Calif., and CAMBRIDGE, Mass., May 10, 2023 – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer, today reported recent business progress and first-quarter 2023 financial results.

"This quarter, we made significant strides in our KB-0742 and lanraplenib clinical studies, and on the discovery side, our collaboration with Genentech is now well underway," said Norbert Bischofberger, Ph.D., president and chief executive officer of Kronos Bio. "We remain unwavering in our commitment to deliver meaningful therapies for patients with difficult to treat cancers, and we have the innovative science and people, as well as cash runway, necessary to do so. We continue to recruit significant talent, most recently with the addition of Katherine and Roger to our Board of Directors. We will benefit from their industry experience and clinical development expertise and guidance as we progress our portfolio of product candidates that target deregulated transcription.”

First Quarter and Recent Company Updates
•KB-0742
◦Dosed first patient in expansion portion of Phase 1/2 study of KB-0742 in solid tumors. Enrollment is ongoing in both Cohort A, for patients with MYC-dependent tumors, such as triple negative breast cancer, non-small cell lung cancer and ovarian cancer, and Cohort B, for patients with transcriptionally addicted cancers, including chordomas, sarcomas and small cell lung cancer.
◦Dose escalation portion of the study remains ongoing to determine maximum tolerated oral dose.
◦Additional data from the Phase 1/2 study, including initial anti-tumor activity, are expected in the second half of 2023.
•Lanraplenib
◦Initial data, including recommended Phase 2 dose (RP2D), from the combination study of lanraplenib with gilteritinib in patients with relapsed/refractory FLT3-mutated acute myeloid leukemia (AML) are expected in the fourth quarter of 2023 or first quarter of 2024.
▪Corporate Updates
◦In April 2023, Kronos Bio announced the appointment of Katherine Vega Stultz and Roger Dansey, M.D., to its Board of Directors.

◦Ms. Stultz brings more than 25 years of biopharmaceutical experience and currently serves as the President and Chief Executive Officer of Ocelot Bio. Previously, Ms. Stultz was the Chief Operating Officer at Graphite Bio, where she successfully advanced the company’s clinical development program and helped take the company public. She has also held leadership roles at Celgene, Eli Lilly & Company and ConvaTec, a Bristol-Myers Squibb company.
◦Dr. Dansey brings more than 20 years of biopharmaceutical experience and currently serves as President, Research and Development of Seagen Inc. At Seagen, Dr. Dansey has leveraged his extensive drug development experience to progress the company from a single product U.S.-based company to a four-product company with a U.S. and European presence. Previously, Dr. Dansey was Senior Vice President at Merck & Co., Inc., where he led the company’s late-stage oncology development efforts. Earlier in his career, he led oncology clinical research at Gilead Sciences and had multiple oncology and hematology roles at Amgen.

First Quarter 2023 Financial Highlights

•Cash, Cash Equivalents and Investments: With its ongoing and currently planned clinical programs and $241.3 million in cash, cash equivalents and investments as of March 31, 2023, the company reiterates its expected cash runway into the second half of 2025.

•R&D Expenses: Research and development expenses were $19.7 million for the first quarter of 2023, which includes non-cash stock-based compensation expense of $3.1 million.

•G&A Expenses: General and administrative expenses were $10.1 million for the first quarter of 2023, which includes non-cash stock-based compensation expense of $3.5 million.

•Net Loss: Net loss for the first quarter of 2023 was $26.2 million, or $0.46 per share, including non-cash stock-based compensation expense of $6.6 million.

About Kronos Bio, Inc.

Kronos Bio is a biopharmaceutical company that is advancing two investigational compounds in clinical trials for patients with cancer. The company is developing the CDK9 inhibitor KB-0742 as a treatment for MYC-amplified solid tumors and other transcriptionally addicted solid tumors and lanraplenib, a next-generation SYK inhibitor, for patients with FLT3-mutated acute myeloid leukemia. The company’s scientific focus is on developing medicines that target the deregulated transcription that is the hallmark of cancer and other serious diseases.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “on track to,” “plan,” “potential,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, Kronos Bio’s plan to report initial efficacy data for the Phase 1/2 KB-0742 study and the expected timing thereof, Kronos Bio’s plan to report a recommended Phase 2 dose and initial data for the Phase 1b/2 study of lanraplenib and the timing thereof, Kronos Bio’s expected cash runway, and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: whether Kronos Bio will be able to progress its clinical trials on the timelines anticipated, including due to risks inherent in the clinical development of novel therapeutics; risks related to Kronos Bio’s lack of experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials are not necessarily predictive of future results; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, being filed with the SEC today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact:
Sarah Connors, Vice President of Investor Relations and Corporate Communications
Kronos Bio
857-290-7305
sconnors@kronosbio.com

Investors:
Claudia Styslinger
Argot Partners
212-600-1902
kronosbio@argotpartners.com

Media:
Leo Vartorella/David Rosen
Argot Partners
212-600-1494
kronosbio@argotpartners.com

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2023	2022
Revenue	$1,221	—
Operating expenses:
Research and development	$19,658	$24,438
General and administrative	10,056	11,927
Total operating expenses	29,714	36,365
Loss from operations	(28,493)	(36,365)
Other income (expense), net:
Interest and other income, net	2,255	102
Total other income (expense), net	2,255	102
Net loss	(26,238)	(36,263)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	432	(131)
Net comprehensive loss	$(25,806)	$(36,394)
Net loss per share, basic and diluted	$(0.46)	$(0.65)
Weighted-average shares of common stock, basic and diluted	57,147,253	55,839,336

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands, except share and per share amounts)
(Unaudited)

	March 31, 2023	December 31, 2022
Cash, cash equivalents and investments	$241,287	$247,947
Total assets	289,025	294,938
Total liabilities	63,420	50,439
Total stockholders’ equity	225,605	244,499